                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                PROCURENET, INC.


           PROCURENET, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Law"), DOES HEREBY
CERTIFY:

           1. That the Corporation was originally incorporated under the name "W & W Holdings Inc." and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was May 24, 1994. The original Certificate of Incorporation was subsequently amended on August 10, 1994, August 12, 1994 and February 5, 1999.

           2. This Amended and Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, further amends, and restates and integrates, the Certificate of Incorporation of the Corporation.

           3. Accordingly, the Certificate of Incorporation of the Corporation is hereby further amended and restated to read in its entirety as follows:

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                PROCURENET, INC.


      FIRST: The name of the corporation is ProcureNet, Inc. (the
"Corporation").

      SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of which the Corporation shall have authority to issue is 115,000,000 shares, of which 100,000,000 shares shall be Common Stock, par value $0.01 per share (the "Common Stock"), and 15,000,000 shares shall be Preferred Stock, par value $0.01 per share (the "Preferred Stock").

      FIFTH: (a) The Corporation may issue Common Stock from time to time in one or more series or classes as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series or class to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such series or class adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.

      (b) The Common Stock initially authorized for issuance by the Corporation shall consist of 100,000,000 shares of Common Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of such shares of Common Stock shall be governed by the following provisions:

            (i) Identical Rights. Except as otherwise provided herein or otherwise established by the Board of Directors pursuant to the provision of Article FIFTH (a), all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

            (ii) Voting Rights. Except as otherwise required by law or as otherwise provided herein or otherwise established by the Board of Directors pursuant to



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      Article FIFTH (a), on all matters submitted to the Corporation's stockholders, the holders of Common Stock shall be entitled to one vote per share.

            (iii) Dividend Rights. When and as dividends or other distributions are declared, whether payable in cash, in property or in securities of the Corporation, the holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions, provided that if dividends or other distributions are declared which are payable in shares of Common Stock, such dividends or other distributions shall be declared payable at the same rate for all holders of Common Stock, and the dividends payable in shares of Common Stock will be payable to holders of Common Stock.

            (iv) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of any share of Common Stock.

           SIXTH: The Corporation may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.

           SEVENTH: The duration of the Corporation is to be perpetual.

           EIGHTH: (a) Except as may be provided pursuant to resolutions of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation, establishing any series or class of Common Stock or Preferred Stock and granting to holders of shares of such series or class of Common Stock or Preferred Stock rights to elect additional directors under specified circumstances, the number of directors of the Corporation shall be determined from time to time in the manner described in the Amended and Restated By-laws (the "By-laws"). The directors, other than those who may be elected by the holders of Common Stock or Preferred Stock pursuant to such resolutions, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws, one class initially to be elected for a term expiring at the annual meeting of stockholders to be held in the year following the date hereof, another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in the next succeeding year, and another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in the year following such next succeeding year, with the members of each class to hold office until their successors have


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been elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No director need be a stockholder.

           (b) Except as otherwise provided in a resolution of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation, establishing a series or class of Common Stock or Preferred Stock and creating in the holders of shares of such series or class rights to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires, and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

           (c) Subject to the rights of holders of Common Stock or Preferred Stock to elect directors under circumstances specified in a resolution of the Board of Directors, adopted pursuant to the provisions of this Certificate of Incorporation establishing such series or class, any director may be removed from office only for cause by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

           (d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article EIGHTH.

           NINTH: Except as required by law and subject to the rights of the holders of any series of Preferred Stock established pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors of the Corporation (as determined in accordance with the By-laws). Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article NINTH.



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           TENTH: Unless and except to the extent that the By-laws of the
Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

           ELEVENTH: No contract or other transaction of the Corporation shall be void, voidable, fraudulent or otherwise invalidated, impaired or affected, in any respect, by reason of the fact that any one or more of the officers, directors or stockholders of the Corporation shall individually be party or parties thereto or otherwise interested therein, or shall be officers, directors or stockholders of any other corporation or corporations which shall be party or parties thereto or otherwise interested therein; provided that such contract or other transactions be duly authorized or ratified by the Board of Directors, with the assenting vote of a majority of the disinterested directors then present, or, if only one such is present, with his assenting vote.

           TWELFTH: The Board of Directors may from time to time make, amend, supplement or repeal the By-laws; provided, however, that the stockholders may change or repeal any By-law adopted by the Board of Directors; and provided, further, that no amendment or supplement to the By-laws adopted by the Board of Directors shall vary or conflict with any amendment or supplement to the By-laws adopted by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Section 3 ("Special Meetings") of Article II ("Meetings of Stockholders") of the By-laws,
Section 2 ("Number, Election and Terms") and Section 10 ("Removal of Directors") of Article III ("Directors") of the By-laws, and the final sentence of Article XI ("Amendments") of the By-laws, shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article TWELFTH.

           THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

           FOURTEENTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

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
           (b)(1) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or the person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.


           (2) Right of Claimant to Bring Suit. If a claim under subparagraph
(b)(1) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.


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
It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceedings in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification or the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

           (3) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

           (4) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

           FIFTEENTH: The Corporation expressly elects not to be governed by
Section 203 of the Delaware General Corporation Law (the "DGCL").

           SIXTEENTH: (a) Until the Corporation shall have registered the Common Stock under Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), except as otherwise provided in this Article SIXTEENTH, no share of Common Stock (including any shares issued as a result of any stock split, stock dividend or similar distribution made in respect of such shares) shall be transferred or become subject to any agreement to transfer, in any manner whatsoever, whether voluntary or involuntary, by sale, contract, warrant, option, gift, operation of law or otherwise (any of the foregoing, a "Transfer").

           (b) The following Transfers will be permitted notwithstanding the provisions of paragraph (a) of this Article SIXTEENTH:


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
            (i) Transfers pursuant to the distribution of shares of Common Stock by Fisher Scientific International Inc. ("Fisher") to the holders of its common stock (the "Distribution");

            (ii) Transfers to the Corporation, Fisher or their Affiliates;

            (iii) Transfers to holders of Common Stock who receive shares of Common Stock in the Distribution;

            (iv) Transfers by gift, bequest or the laws of descent or distribution;

            (v) Transfers in connection with a transfer to an unaffiliated third party pursuant to a merger, consolidation, stock for stock exchange, tender offer approved by the Corporation's Board of Directors or similar transaction involving the Corporation;

            (vi) Transfers to a trust for employees of the Corporation and its subsidiaries established under a qualified employee benefit plan;

            (vii) Transfers by a trust to the trust's beneficiaries;

            (viii) Transfers for cash only in transactions which would be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), because of the exemption provided by Section 4(2) of the Securities Act (as if the transferor were the issuer of the shares), provided that the transferee is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act; and

            (ix) Pursuant to an effective registration statement under the Securities Act;

provided that, (A) in the case of clauses (ii) (other than to the Corporation),
(iii), (iv), (v), (vi), (vii) and (viii), prior to any Transfer, the transferee to such Transfer shall deliver to the Corporation its written acknowledgment of the restrictions on Transfer set forth in this Article SIXTEENTH, except that a written acknowledgment by a transferee under clause (v) is not required to acknowledge that for any subsequent transfer by it to qualify as a permitted Transfer of the type contemplated by clause (viii) such Transfer must be for cash, and (B) any holder of Common Stock shall give the Corporation at least 10 business days' prior notice of any proposed Transfer of shares by such holder that is permitted under clause (ii) (other than the Corporation), (iii), (iv),
(vi), (vii) or (viii) of Article SIXTEENTH (b) and prompt notice of any such actual Transfer.




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
           (c) Any Transfer of any shares of Common Stock in violation of this Article SIXTEENTH shall be void and of no effect. The Corporation shall not register, recognize or give effect to any such Transfer and the intended transferee of any such shares of Common Stock pursuant to any such Transfer shall acquire no rights in such shares.

           (d) Prior to such time as the Corporation shall have registered the Common Stock under Section 12 of the Exchange Act, each certificate representing shares of the Common Stock shall bear the following legend:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION."

           (e) Each certificate representing shares of the Common Stock (other than shares of Common Stock issued in connection with the Distribution to a Person who is not an officer, director or holder of 5% or more of the Company's voting securities) shall, in addition to the legend specified in Article SIXTEENTH (d) (if applicable), bear the following legend if such shares are issued other than pursuant to an effective registration statement under the Securities Act, or in connection with a transfer of such shares by a holder thereof under Rule 144 under the Securities Act ("Rule 144"):

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (I) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF
            SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE


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
            COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (II) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

           (f) New certificates representing previously issued shares of Common Stock which bore the legends set forth in Article SIXTEENTH (d) and/or (e) above shall not be issued without such legends unless (i) such shares have been sold to the public pursuant to an effective registration statement under the Securities Act or Rule 144, (ii) with respect to the legend set forth in Article SIXTEENTH (d) only, unless the Corporation shall have registered the Common Stock under Section 12 of the Exchange Act; or (iii) with respect to the legend set forth in Article SIXTEENTH (e) only, unless otherwise permitted under the Securities Act and the holder of such shares expressly requests the issuance of such certificates in writing and delivers an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Corporation, to the effect that the disposition of such shares by the holder thereof is exempt from the provisions of Section 5 of the Securities Act.

           SEVENTEENTH: (a) Subject to and upon compliance with the provisions of this Article SEVENTEENTH, each record holder of Common Stock shall be entitled at any time and from time to time, in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Common Stock into the same number of shares of Common Stock designated as Series A Non-Voting Common Stock of the Corporation, par value $.01 per share (the "Series A Non-Voting Common Stock"), by the Certificate of Designation dated on or about April 13, 1999.

           (b) Each conversion of shares of Common Stock of the Corporation into shares of Series A Non-Voting Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares of Common Stock to be converted into shares of Series A Non-Voting Common Stock (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Series A Non-Voting Common Stock (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each holder of Converting Shares of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or


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certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversions, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered to, and such notice shall have been received by, the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Article SEVENTEENTH, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Series A Non-Voting Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Series A Non-Voting Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

           EIGHTEENTH: Any action required to be taken, or which may be taken, at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if taken by a written consent or consents, setting forth the action so taken, of the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of outstanding Common Stock entitled to vote thereon were present and voted, and if otherwise taken in accordance with Section 228 of the DGCL. Prompt notice of the taking of a corporate action without a meeting by less than unanimous written consent of all shares of Common Stock entitled to vote thereon shall be given in accordance with Section 228 of the DGCL to those holders of shares of Common Stock entitled to vote thereon who have not consented in writing.

           NINETEENTH: Definitions. In addition to other terms defined herein, the following terms shall have the meanings set forth below:

                "Affiliate" means with respect to any person, any other person, directly or indirectly controlling, controlled by or under common control with such person. For the purpose of the above definition, the term "control" (including with correlative


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
      meaning, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding any other provision herein, the Board shall in good faith determine whether any party shall be deemed an "Affiliate" of any person for purposes of this Amended and Restated Certificate of Incorporation and such determination shall be binding and conclusive upon the Corporation and its stockholders.

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
           IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, having been duly adopted by the Board of Directors and the Corporation's sole stockholder, has been duly executed this 13th day of April, 1999.


                                                PROCURENET, INC.


                                                By:
                                                   -----------------------------
                                                Name:     Todd M. DuChene
                                                Title:    Secretary



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